Exhibit 99.1

FirstEnergy Corp.	For Release: February 18, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Fourth Quarter and Full Year 2020 Financial Results
Provides Guidance for First Quarter and Full-Year 2021

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported full-year 2020 GAAP earnings of $1.1 billion, or $1.99 per basic and diluted share of common stock, on revenue of $10.8 billion. In 2019, the company reported GAAP earnings of $908 million, or $1.70 per basic share ($1.68 diluted) of common stock, on revenue of $11 billion. Results include the impact of special items listed below.

Operating (non-GAAP) earnings* were $2.39 per share in 2020. In 2019, operating (non-GAAP) earnings were $2.58 per share.

“Our fundamental performance in 2020 was solid, and we continued making progress on our strategic goals. This is a testament to our team’s dedication, commitment to customer service, and focus on execution, even in the face of unprecedented challenges,” said Steven E. Strah, FirstEnergy’s president and acting chief executive officer. “As we move forward, our leadership team is committed to continue taking decisive actions to put our company on the right path, with integrity and transparency. We remain focused on providing reliable service to our customers while delivering operational and safety excellence and strong financial results.”

FirstEnergy provided a full-year 2021 GAAP and operating (non-GAAP) earnings guidance range of $1,305 million to $1,415 million, or $2.40 to $2.60 per share based on 544 million shares outstanding. For the first quarter of 2021, FirstEnergy expects GAAP and operating (non-GAAP) earnings in the range of $335 million to $390 million, or $0.62 to $0.72 per share.

The company also affirmed its plan to issue up to $600 million in equity annually in 2022 and 2023.

Fourth Quarter Results

FirstEnergy reported GAAP earnings of $242 million for the fourth quarter of 2020, or $0.45 per basic and diluted share of common stock, on revenue of $2.5 billion. In the fourth quarter of 2019, FirstEnergy reported a GAAP loss of $(111) million, or $(0.20) per basic and diluted share of common stock, on revenue of $2.7 billion. Results include the impact of special items shown below.

Operating (non-GAAP) earnings for the fourth quarter of 2020 were $0.32 per share, compared to $0.55 per share in the fourth quarter of 2019.

In FirstEnergy’s Regulated Distribution business, fourth quarter 2020 operating results reflect the company’s proactive steps, announced February 16, to resolve a range of regulatory proceedings affecting its Ohio utilities. This resulted in a 15-cent per share charge to fourth quarter 2020 earnings associated with forgoing collection of decoupling, including lost distribution revenues. Fourth quarter 2020 results were also impacted by lower weather-related usage and higher operating expenses, depreciation and net financing costs.

Total distribution deliveries for the fourth quarter of 2020 decreased 3.1% compared to the fourth quarter of 2019, primarily due to the impact of the pandemic on commercial and industrial sales. Residential sales increased slightly as customers continued to spend more time at home, partially offset by milder temperatures. Commercial deliveries decreased 5.4%, while sales to industrial customers decreased 5.1%.

In the Regulated Transmission business, higher rate base associated with the company’s Energizing the Future transmission investment program drove higher operating results for the fourth quarter of 2020. Earnings were partially offset by the absence of fourth-quarter 2019 tax benefits.

In the Corporate/Other segment, fourth quarter 2020 operating results reflect higher operating expenses and net financing costs compared to the same period in 2019.

Full-Year 2020 Segment Results

For the full year of 2020, operating earnings decreased in the Regulated Distribution business largely due to the decoupling charge in Ohio; the absence of the Ohio Distribution Modernization Rider (DMR), which was in place through the middle of 2019; lower weather-adjusted customer usage and higher operating expenses related to the pandemic. These were partially offset by higher weather-adjusted residential demand and incremental rider revenues associated with the company’s distribution enhancement programs.

In the Regulated Transmission business, rate base growth drove higher full-year 2020 operating results. This was partially offset by higher net financing costs, and the impact of rate true-ups and tax benefits that occurred in 2019.

In the Corporate/Other segment, 2020 operating results decreased primarily due to higher expenses.

Consolidated GAAP Earnings to Operating (Non-GAAP) EPS* Reconciliation
	Fourth Quarter		Full Year		2021 Estimates
	2020	2019	2020	2019	First Quarter	Full Year
Net Income (Loss) attributable to Common Stockholders (GAAP) - $M	$242	$(111)	$1,079	$908	$335 - $390	$1,305 - $1,415
Earnings Per Share	$0.45	$(0.20)	$1.99	$1.70	$0.62 - $0.72	$2.40 - $2.60
Excluding Special Items*:
Pension/OPEB Mark-to-market adjustments –
Q1 Remeasurement	—	—	0.59	—	—	—
Q4 Remeasurement	0.01	0.88	0.01	0.89	—	—
Impact of full dilution	—	—	—	(0.01)	—	—
Regulatory charges	—	(0.15)	0.01	(0.16)	—	—
Exit of generation credits	(0.14)	0.02	(0.21)	0.16	—	—
Total Special Items*	(0.13)	0.75	0.40	0.88	—	—
Operating EPS (non-GAAP)	$0.32	$0.55	$2.39	$2.58	$0.62 - $0.72	$2.40 - $2.60

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect, which ranges from 21% to 29% in all periods, was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed herein, for the periods presented in the fourth quarter of 2020 by 543 million shares, 542 million shares for the full year of 2020, 540 million shares for the fourth quarter of 2019 and 539 million shares for the full-year 2019, which reflects the full impact of share dilution from the equity issuance in January 2018. Basic EPS (GAAP) is based on 543 million shares for the fourth quarter of 2020 and 542 million shares for full-year 2020, and 540 million and 535 million shares for the fourth quarter and full year of 2019, respectively. Basic EPS (GAAP and non-GAAP) is based on 544 million shares for the first quarter and full-year 2021. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights and Investor Factbook are posted on the company’s Investor Information website – www.firstenergycorp.com/ir. To access the report, click on the Fourth Quarter 2020 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9 a.m. EST today. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2020 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.

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